                                                                   EXHIBIT 10.17

     EMPLOYMENT AGREEMENT made as of November 2, 1994 between TIME WARNER INC., a Delaware corporation (the "Company"), and Richard D. Parsons (the "Executive").

     The Company wishes to secure the services of the Executive on a full-time basis for the period to and including December 31, 1999 (the "Term Date") on and subject to the terms and conditions set forth in this Agreement, and the Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement. The parties therefore agree as follows:


     1.  Term of Employment.  The Executive's "term of employment", as this
         ------------------
phrase is used throughout this Agreement, shall be for the period beginning on the Effective Date and ending on the Term Date, subject, however, to the terms and conditions set forth in this Agreement. The "Effective Date" shall mean February 1, 1995; provided that, if the mergers of Dime Bancorp, Inc. and Anchor Bancorp, Inc. and of their bank subsidiaries (collectively, the "Merger") shall not have taken place by January 16, 1995, then the Executive may postpone the Effective Date to a date not later than fifteen days following completion of the Merger; provided further, that no such postponement shall extend the Effective Date beyond April 1, 1995 without the consent of the Company.


     2.  Employment.  The Company shall employ the Executive, and the Executive
         ----------
shall serve, as the President of the Company, commencing on the Effective Date and continuing thereafter during the term of employment. The Executive shall have responsibility for the direction and supervision of the following functions of the Company, with the authority, duties and powers appropriate and customary to discharge such responsibility: all corporate staff functions, including without limitation, legal, finance, communications and public affairs and administration, and each of the Executive Vice Presidents or Senior Vice Presidents in charge of each such function shall report to the Executive. In addition, the Executive shall have such other authority, functions, duties and responsibilities as the Board of Directors or the Chief Executive Officer of the Company may from time to time delegate to the Executive in addition thereto, consistent with his stature as the President of the Company. The Executive shall, subject to his election as such from time to time and without additional compensation, serve during the term of employment in such additional offices of comparable or greater stature and responsibility in the Company and its subsidiaries and as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which he may be elected from time to time. During the term of employment, (i) the Executive's services shall be rendered on a substantially full-time, exclusive basis and he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, (ii) the Executive shall report only to the Company's Board of Directors and to the Company's Chief Executive Officer, (iii) the Executive shall have no other employment and, without the prior written consent of the Chief Executive Officer of the Company, no outside business activities which require the devotion of substantial amounts of the Executive's time and (iv) the place for the performance of the Executive's services shall be the Company's principal executive offices in the New York City metropolitan area, subject to such reasonable travel as may be appropriate or required in the performance of the Executive's duties in the business of the Company. The foregoing shall be subject to the policies of the Company, as in effect from time to time, regarding vacations, holidays, illness and the like and shall not prevent the Executive from devoting such time to his personal affairs as shall not interfere with the performance of his duties hereunder; provided, however, that the Executive shall in any event comply with the provisions of Sections 9 and 10 and any generally applicable Company policies on conflicts of interest and service as a director of another corporation, partnership, trust or other entity ("Entity").

     The Company shall use its best efforts to cause the Executive to be a member of its Board of Directors throughout the term of employment and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire.

     3.  Compensation.
         ------------

     3.1  Base Salary.  The Company shall pay or cause to be paid to the
          -----------
Executive a base salary of not less than $600,000 per annum during the term of employment (the "Base Salary"). The Company may increase, but not decrease, the Base Salary at any time and from time to time during the term of employment and upon each such increase the term "Base Salary" shall mean such increased amount, (subject to Section 5). Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's then current practices and policies with respect to senior executives. For the purposes of this Agreement, "senior executives" shall mean the executive officers of the Company.

     3.2  Bonus.  In addition to Base Salary, the Executive shall be eligible to
          -----
receive during the term of employment an annual cash bonus based on the performance of the Company and of the Executive in an amount commensurate with the position and duties of the Executive relative to other senior executives of the Company. The actual amount of any such annual cash bonus to be paid to the Executive will be determined by the Compensation Committee of the Company's Board of Directors based upon a recommendation of the Company's Chief Executive Officer. Such determination with respect to the amount, if any, of annual cash bonuses to be paid to the Executive under this Agreement shall be final and conclusive except as specifically provided otherwise in this Agreement.
Payments of any bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies with respect to senior executives. Notwithstanding the foregoing, determination and payment of any bonus compensation under this Section 3.2 may be made pursuant to a plan intended to assure the deductibility of such bonus compensation pursuant to
Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

     3.3  Conditional Deferred Compensation.  In addition to Base Salary and
          ---------------------------------
annual bonus as set forth in Sections 3.1 and 3.2, the Executive shall be credited with deferred compensation which shall be determined and paid out as provided in this Agreement, including Annex A attached hereto.

     3.3.1 Subject to the provisions of Section A.7 of Annex A, during the term of employment, the Company shall credit to a special account maintained on the Company's books for the Executive (the "Account"), monthly, an amount equal to 50% of one-twelfth of the Base Salary. If a lump sum payment is made pursuant to Section 4.2.2, 4.2.3, 4.3.2 or 4.3.3, the Company shall credit to the Account at the time of such payment an amount equal to 50% of the Base Salary portion of such lump sum payment. The Account shall be maintained by the Company in accordance with the terms of this Agreement, including Annex A, until the full amount which the Executive is entitled to receive therefrom has been paid in full.

     3.3.2 The amounts credited to the Account pursuant to Section 3.3.1 and the earnings, if any, on such amounts in accordance with Annex A shall be deemed earned by the Executive only if the Executive fulfills the Executive's obligations under Section 9.2 of this Agreement. If the Executive breaches the provisions of said Section 9.2 whether during or after the termination of the Executive's employment with the Company, then the Company shall calculate the portion of the Account attributable to credits made to the Account during the last sixty months that the Company made credits to the Account pursuant to
Section 3.3.1 and the earnings, if any, on such amounts and no payments from the Account shall be made to the Executive in respect of that portion of the Account and the Company shall be entitled to retain that portion of the Account. If the Executive has elected pursuant to Section A.7 of Annex A not to defer some or all of the amounts provided in Section 3.3.1 during the sixty month period referred to in the preceding sentence, then the amounts that would have been deferred during such period but for such election will be added to the amount calculated pursuant to the preceding sentence and the Company shall be entitled to retain that amount as well, but only out of, and up to the maximum of, amounts, if any, credited to the Account pursuant to Section 3.3.1 and the earnings, if any, thereon. The remainder of the Account, if any, after deduction of the amount calculated pursuant to the preceding two sentences, and the earnings, if any, thereon shall be paid to the Executive in accordance with Annex A. Notwithstanding the foregoing, amounts credited to the Account pursuant to Section 3.4 and the earnings, if any, on such amounts shall be paid to the Executive in accordance with Annex A, irrespective of any breach by the Executive of any of the provisions of this Agreement, and except as set forth in Annex A, no deductions shall be made therefrom.

     3.4  Deferred Bonus.  In addition to any other deferred bonus plan in which
          --------------
the Executive may be entitled to participate, the Executive may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year during the term of employment during which an annual cash bonus would otherwise accrue or to which it would relate, to defer payment of and to have the Company credit to the Account all or any portion of the Executive's bonus for such year. Any such election shall only apply to the calendar year during the term of employment with respect to which such election is made and a new election shall be required with respect to each successive calendar year during the term of employment.

     3.5  Reimbursement.  The Company shall pay or reimburse the Executive for
          -------------
all reasonable travel, entertainment and other business expenses actually incurred or paid by the Executive during the term of employment in the performance of his services under this Agreement provided such expenses are incurred or paid in accordance with the Company's then current practices and policies with respect to senior executives of the Company and upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

     3.6  No Anticipatory Assignments.  Except as specifically contemplated in
          ---------------------------
Section 12.8 or under the life insurance policies and benefit plans referred to in Sections 7 and 8, respectively, neither the Executive, his legal representative nor any beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute to any person or Entity any payment due in the future pursuant to any provision of this Agreement, and any attempt to do so shall be void and shall not be recognized by the Company.

     3.7  Indemnification.  The Executive shall be entitled throughout the term
          ---------------
of employment in his capacity as an officer or director of the Company or any of its subsidiaries or a member of the board of representatives or other governing body of any partnership or joint venture in which the Company has an equity interest or as a trustee or fiduciary of any plan, program, trust or other entity established for the benefit of the Company, its subsidiaries or any of their respective employees in connection with the business of the Company (and after the term of employment, to the extent relating to his service as such officer, director,member, trustee or fiduciary) to the benefit of the indemnification provisions contained on the date hereof in the Certificate of Incorporation and By-Laws of the Company (not including any amendments or additions after the date of execution hereof that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law at the time of the assertion of any liability against the Executive.


     4.  Termination.
         -----------

     4.1  Termination for Cause.  The Company may terminate the term of
          ---------------------
employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, only for "cause" and only if the term of employment has not previously been terminated pursuant to any other provision of this Agreement. Termination by the Company for "cause" shall mean termination by action of the Company's Board of Directors, or a committee thereof, after a hearing in which the Executive has had the opportunity to address the Board, because of the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Execu-tive's material breach of any of the covenants provided for in Section 9. Such termination shall be effected by written notice thereof delivered by the Company to the Executive and shall be effective as of the date of such notice; provided, however, that if (i) such termination is because of the Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement, (ii) such notice is the first such notice of termination for any reason delivered by the Company to the Executive under this Section 4.1, and
(iii) within 15 days following the date of such notice the Executive shall cease his refusal and shall use his best efforts to perform such obligations, the termination shall not be effective.

     In the event of such termination by the Company for cause, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligations to the Executive other than (i) to pay Base Salary and make credits of deferred compensation to the Account accrued through the effective date of termination, (ii) to pay any annual bonus pursuant to Section 3.2 to the Executive in respect of the calendar year prior to the calendar year in which such termination is effective, in the event such annual bonus has been determined but not yet paid as of the date of such termination, and (iii) with respect to any rights the Executive has in respect of amounts credited to the Account through the effective date of termination (provided that amounts referred to in the second sentence of Section
3.3.1 and the earnings thereon, if any, shall remain in the Account and continue to be invested in accordance with Annex A and be paid to the Executive in accordance with Annex A, except as otherwise provided in Section 3.3.2, if applicable) or pursuant to any insurance or other benefit plans or arrangements of the Company maintained for the benefit of its senior executives. The last sentence of Section 3.3.1 and the provisions of Sections 3.3.2, 3.7, 8.2, 8.3 and 9 through 12 and Annex A shall survive any termination pursuant to this
Section 4.1.

     4.2  Termination by Executive for Material Breach by the Company and
          ---------------------------------------------------------------
Wrongful Termination by the Company.
-----------------------------------
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                                                                               8

Unless previously terminated pursuant to any other provision of this Agreement and unless a Disability Period shall be in effect, the Executive shall have the right, exercisable by written notice to the Company, to terminate the term of employment and this Agreement (other than those provisions that specifically survive such termination) effective 15 days after the giving of such notice, if, at the time of the giving of such notice, the Company shall be in material breach of its obligations under this Agreement; provided, however, that, with the exception of clause (i) below, this Agreement shall not so terminate if such notice is the first such notice of termination delivered by the Executive pursuant to this Section 4.2 and within such 15-day period the Company shall have cured all such material breaches of its obligations under this Agreement.
A material breach by the Company shall include, but not be limited to, (i) the Company failing to cause the Executive to retain the title specified in the first sentence of Section 2; (ii) the Executive being required to report to persons other than those specified in Section 2; (iii) the Company violating the provisions of Section 2 or any written delegation from the Chief Executive Officer with respect to the Executive's authority, functions, duties, powers or responsibilities (whether or not accompanied by a change in title); (iv) the Company requiring the Executive's primary services to be rendered at a place other than at the Company's principal executive offices in the New York City metropolitan area; (v) the Company breaching its obligations under the last paragraph of Section 2; and (vi) the Company failing to cause the successor to all or substantially all of the business and assets of the Company expressly to assume the obligations of the Company under this Agreement.

     In the event of a termination pursuant to the preceding paragraph of this
Section 4.2, or in the event of a termination of this Agreement or the term of employment by the Company in breach of this Agreement, the Executive shall be entitled to elect by delivery of written notice to the Company, within 30 days after written notice of such termination is given by the Company or by the Executive pursuant to the preceding paragraph of this Section 4.2, either (A) to cease being an employee of the Company and receive the lump sum payment (and credits) as provided in Section 4.2.2 or (B) to remain an employee of the Company as provided in Section 4.2.3. After the Executive makes such election, the following provisions shall apply:

     4.2.1 Regardless of the election made by the Executive, (i) after the effective date of such termination, the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.3.2, 3.7, 4.6 and 4.8 and Sections 6 through 12 and Annex A shall survive such termination, and (ii) the Executive shall be entitled to receive any earned and unpaid Base Salary and deferred compensation accrued through the effective date of such termination and a pro rata portion of the Executive's "Average Annual Bonus" (as determined pursuant to Section 4.4) for the year in which such termination occurs through the date of such termination, provided that all or a portion of such pro rata Average Annual Bonus will be credited to the Account in accordance with any timely deferral election the Executive may previously have made pursuant to Section 3.4.

     4.2.2 In the event the Executive shall make the election provided in clause (A) of Section 4.2 above, the Company shall pay the Executive (or credit to the Account with respect to Section 3.3) as damages in a lump sum within 30 days thereafter (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such notice of termination is given) an amount (discounted as provided in the immediately following sentence) equal to the greater of (i) all amounts otherwise payable (or to be credited) pursuant to Sections 3.1, 3.2 and 3.3 for the year in which such termination occurs and for each subsequent year through and including the Term Date, and (ii) all amounts that would be payable (or credited) pursuant to Sections 3.1, 3.2 and 3.3 if the Term Date had been a date one year after the date of such notice of termination (assuming, in the case of either (i) or (ii) above, that annual bonuses are required to be paid for each such year in an amount equal to the Average Annual Bonus, with the bonus for any partial calendar year appropriately pro rated according to the number of whole or partial months the Executive was employed by the Company in such calendar year). Any payments required to be made to the Executive pursuant to this Section 4.2.2 upon such termination in respect of Sections 3.1 and 3.2 and the credit to the Account provided for in the penultimate sentence of Section 3.3.1 shall be discounted to present value as of the date of payment from the times at which such amounts would have become payable absent any such termination at an annual discount rate for the relevant periods equal to 120% of the "applicable Federal rate" (within the meaning of Section 1274(d) of the Code), in effect on the date of such termination, compounded semi-annually.

     4.2.3 In the event the Executive shall make the election provided in clause (B) above, the term of employment shall continue and the Executive shall remain an employee of the Company for the period ending on the later of (i) the Term Date, and (ii) the date which is one year after the date notice of termination is given under this Section 4.2, and during such period the Executive shall be entitled to receive, whether or not he thereafter becomes disabled during such period but subject to Section 6, (a) salary at an annual rate equal to the Base Salary, (b) deferred compensation as provided in Section 3.3, and (c) an annual bonus (all or a portion of which may be deferred by the Executive pursuant to Section 3.4) in respect of each calendar year or portion thereof (in which case a pro rata portion of such annual bonus will be payable) during such period equal to the Average Annual Bonus (with any partial calendar year bonus appropriately pro rated according to the number of whole or partial months the Executive was employed by the Company in such calendar year). Except as provided in the next sentence, if the Executive accepts full-time employment with any other Entity during such period or notifies the Company in writing of his intention to terminate his status as an employee of the Company during such period, then the term of employment shall cease and the Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by the Executive in such notice, whichever is applicable, and the Executive shall be entitled to receive as damages in a lump sum within 30 days after such commencement or such effective date (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the calendar year in which such commencement or effective date occurred) an amount (discounted as provided in the second sentence of Section 4.2.2) equal to the balance of the Base Salary, deferred compensation (which shall be credited to the Account as provided in the penultimate sentence of
Section 3.3.1) and regular annual bonuses (each equal to the Average Annual Bonus, with the bonus for any partial calendar year appropriately pro rated according to the number of whole or partial months the Executive was employed by the Company in such calendar year) that the Executive would have been entitled pursuant to this Section 4.2.3 had the Executive remained on the Company's payroll until the end of the period described in the first sentence of this
Section 4.2.3. Notwithstanding the preceding sentence, if the Executive accepts employment with any not-for-profit Entity, then the Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 4.2.3; and if the Executive accepts full-time employment with any affiliate of the Company, then the payments (and credits) provided for in this Section 4.2.3 and the term of employment shall cease and the Executive shall not be entitled to any such lump sum payment. For purposes of this Agreement, the term "affiliate" shall mean any Entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

     4.3  After the Term Date.  If at the Term Date, the term of employment
          -------------------
shall not have been previously terminated pursuant to the provisions of this Agreement, no Disability Period is then in effect and the parties shall not have agreed in writing to an extension or renewal of this Agreement or on the terms of a new written employment agreement, then the term of employment shall continue and the Executive shall continue to be employed by the Company pursuant to the terms of this Agreement, subject to termination by either party hereto on 90 days written notice delivered to the other party. Such 90-day notice may be given by either party on or after October 1, 1999 so that the term of employment may end on the Term Date or any date thereafter. If the Executive shall terminate this Agreement on or after the Term Date, then the Executive shall receive Base Salary, deferred compensation and a pro rata annual bonus through the effective date of termination with the pro rata annual bonus being equal to a portion of the Average Annual Bonus based on the number of whole or partial months in such year prior to the date of termination. If the Company shall terminate the term of employment and this Agreement (other than those provisions that specifically survive such termination) on or after the Term Date for any reason (other than cause as defined in Section 4.1, in which case Section 4.1 shall apply, and disregarding any termination occurring pursuant to Section 5), then in lieu of the provisions of Section 4.2, the Executive shall be entitled to elect by delivery of written notice to the Company, within 30 days after such notice of termination is given, either (A) to cease being an employee of the Company and receive a lump sum payment (and credits) as provided in Section 4.3.2 or (B) remain an employee of the Company for a period of twelve months pursuant to
Section 4.3.3 and receive the payments (and credits) provided in Section 4.3.3. After the Executive makes such election, the following provisions shall apply:

     4.3.1 Regardless of the election made by the Executive, at the end of the 90-day notice period provided for in the first sentence of Section 4.3 the Executive shall have no further obligations or liabilities to the Company whatsoever, except that Sections 3.3.2, 3.7, 4.6 and 4.8 and Sections 6 through 12 and Annex A shall survive such termination.

     4.3.2 In the event the Executive shall make the election provided in clause (A) above, the Company shall pay the Executive (or credit to the Account with respect to Section 3.3) in a lump sum at the end of the 90-day notice period provided for in the first sentence of Section 4.3 (provided that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such lump sum payment shall be made within 30 days after the end of the year in which such notice of termination is given) an amount (discounted as provided in the second sentence of Section 4.2.2) equal to the sum of (i) one year's Base Salary, (ii) the annual amount of deferred compensation to be credited to the Account pursuant to Section 3.3.1 (which shall be credited to the Account as provided in the penultimate sentence of
Section 3.3.1), and (iii) an amount equal to the Average Annual Bonus plus a pro rata portion of the Average Annual Bonus for any elapsed portion of the calendar year preceding such notice of termination.

     4.3.3 In the event the Executive shall make the election provided in clause (B) above, the term of employment shall continue and the Executive shall remain an employee of the Company until the date which is twelve months after the end of the 90-day period referred to in the first sentence of Section 4.3 and during such period the Executive shall be entitled to receive, whether or not he thereafter becomes disabled during such period but subject to Section 6,
(i) salary at an annual rate equal to the Base Salary, (ii) credits to the Account of deferred compensation as provided in Section 3.3.1, and (iii) an annual bonus (all or any portion of which may be deferred by the Executive pursuant to Section 3.4) equal to the Average Annual Bonus for the year in which such notice of termination is given plus a pro rata portion of the Average Annual bonus for any portion of such twelve month period included in the succeeding calendar year.

     4.4  Determination of Average Annual Bonus.  For purposes of this
          -------------------------------------
Agreement, the term "Average Annual Bonus" means the amount, determined as of the applicable "Determination Date", that is equal to the average of the regular annual bonus amounts (excluding the amount of any special or spot bonuses) paid to the Executive under Section 3.2 (assuming no portion of such bonus is deferred pursuant to Section 3.4) with respect to the two calendar years immediately preceding the calendar year in which such Determination Date occurs; provided, however, that if no such annual bonuses shall have been determined prior to such Determination Date then the Average Annual Bonus shall be an amount equal to 150% of the Base Salary and if one such annual bonus shall have been determined prior to the Determination Date, the Average Annual

Bonus shall be the average of 150% of the Base Salary and such one annual bonus.

     For purposes of determining the Average Annual Bonus, the "Determination Date":

     (i) Under Section 4.2, shall be the date notice of termination is given by the Executive or the Company as described in such Section 4.2 (disregarding any notice that becomes ineffective because the Company cures its breach, as provided in Section 4.2);

     (ii) Under Section 4.3, shall be the date notice of termination is given by the Company or the Executive pursuant to such Section 4.3;

     (iii)  Under Section 5, shall be the Disability Date; and

     (iv)  Under Section 6, shall be the date of the Executive's death.

     4.5  Office Facilities.  In the event the Executive shall make the election
          -----------------
provided in clause (B) of Section 4.2 or 4.3, then for the period beginning on the day the Executive makes such election and ending one year thereafter, the Company shall, without charge to the Executive, make available to the Executive office space at the Executive's principal job location immediately prior to his termination of employment, or other location reasonably close to such location, together with secretarial services, office facilities, services and furnishings, in each case reasonably appropriate to an employee of the Executive's position and responsibilities prior to such termination of employment.

     4.6  Release.  In partial consideration for the Company's obligation to
          -------
make the payments described in Sections 4.2 and 4.3, the Company shall be entitled to require the Executive to execute and deliver to the Company a release in substantially the form attached hereto as Annex B. If the Company so elects, the Company shall deliver such release to the Executive within 10 days after the written notice of termination is delivered pursuant to Section 4.2 or 4.3 and the Executive shall execute and deliver such release to the Company within 21 days after receipt thereof. Upon receipt by the Company of such release signed by the Executive, the Company shall deliver to the Executive a release substantially in the form attached hereto as Annex C, signed by the Company. If the Company shall request the Executive to execute an Annex B release and the Executive shall fail to execute and deliver such release to the Company within such 21 day period, or if the Executive shall revoke his consent to such release as provided therein, the Company shall have no obligation to deliver the Annex C release and the Executive's term of employment shall terminate as provided in Section 4.2 or 4.3, as applicable, but the Executive shall receive, in lieu of the payments provided for in said Section 4.2 or 4.3, a lump sum cash payment in an amount determined in accordance with the personnel policies of the Company relating to notice and severance then generally applicable to senior executives of the Company with length of service and compensation level of the Executive.

     4.7  Retirement.  Notwithstanding the provisions of Sections 4.2, 4.3 or 5,
          ----------
if the term of employment is in effect and the Executive is still employed by the Company pursuant to this Agreement on the date the Executive first becomes eligible for normal retirement under any retirement plan of the Company or any subsidiary of the Company (the "Retirement Date"), then this Agreement shall terminate automatically on such date and the Executive's employment with the Company shall thereafter be governed by the policies generally applicable to employees of the Company and the Executive shall not thereafter be entitled to the payments provided in such Sections to the extent not received by or for the account of the Executive on or prior to the Retirement Date. In addition, no benefits or payments provided in Sections 4.2, 4.3 or 5 shall include any period after the Retirement Date and if the provision of benefits or calculation of payments provided in any such Section would include any period subsequent to the Retirement Date, such provision of benefits shall end on the Retirement Date and the calculation of payments shall cover only the period ending on the Retirement Date. Notwithstanding the foregoing, the provisions of Annex A shall apply to the investment and payment of deferred compensation after any such termination, the provisions of Section 7 shall survive any such termination and the provisions of Sections 12.1 and 12.7 shall apply to any dispute with respect to this Agreement that arises after any such termination.

     4.8  Mitigation.  In the event of termination of the term of employment by
          ----------
the Executive pursuant to Section 4.2 as a result of a material breach by the Company of any of its obligations hereunder, or in the event of termination of the term of employment by the Company pursuant to Section 4.3 or in breach of this Agreement, the Executive shall not be required to seek other employment in order to mitigate his damages hereunder; provided, however, that, notwithstanding the foregoing, if there are any damages hereunder by reason of the events of termination described above which are "contingent on a change" (within the meaning of Section 280G(b)(2)(A)(i) of the Code), the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Company from losing any tax deductions to which it otherwise would be entitled in connection with such damages if they were not so "contingent on a change". In addition to any obligation under the preceding sentence, and without duplication of any amounts required to be paid to the Company thereunder, if any such termination occurs and the Executive, whether or not required to mitigate his damages under the preceding sentence, thereafter obtains other employment with any Entity other than a not-for-profit organization or a governmental agency or body, the total cash salary and bonus received in connection with such other employment, whether paid to him or deferred for his benefit, for services through (i) in the case of a termination pursuant to Section 4.2, the later of (x) the Term Date or (y) one year after the date notice of termination is delivered pursuant to Section 4.2, and (ii) in the case of a termination pursuant to Section 4.3, the date which is one year after the end of the 90-day notice period referred to in the first sentence of
Section 4.3, in either case up to an amount equal to (x) the discounted lump sum payment and credit to the Account received by or for the account of the Executive with respect to Base Salary, annual bonus and deferred compensation under Section 3 for such period, minus (y) the amount of severance the Executive would have received in accordance with the personnel policies of the Company if the Executive had been job eliminated, shall reduce, pro tanto, any amount which
                                                     --- -----
the Company would otherwise be required to pay to the Executive as a result of such termination and, to the extent amounts have theretofore been paid to him as a result of such termination, such cash salary and bonus shall be paid over to the Company as received with respect to such period, but the provisions of this sentence shall not apply to any type of equity interest, bonus unit, phantom or restricted stock, stock option, stock appreciation right or similar benefit received as a result of such other employment. With respect to the preceding sentences, any payments or rights to which the Executive is entitled by reason of the termination of the term of employment by the Executive pursuant to
Section 4.2 or in the event of the termination of the term of employment by the Company pursuant to Section 4.3 or in breach of this Agreement shall be considered as damages hereunder. With respect to the second preceding sentence, the Executive shall in no event be required to pay the Company with respect to any calendar year more than the discounted amount received by him or credited to the Account with respect to Base Salary, annual bonus and deferred compensation under Section 3 for such year. Any obligation of the Executive to mitigate his damages pursuant to this Section 4.8 shall not be a defense or offset to the Company's obligation to pay the Executive in full the amounts provided in
Section 4.2.2, 4.2.3, 4.3.2 or 4.3.3, as the case may be, at the time provided therein or the timely and full performance of any of the Company's other obligations under this Agreement.

     4.9  Payments.  So long as the Executive remains on the payroll of the
          --------
Company, payments of salary, deferred compensation and bonus required to be made pursuant to Section 4.2 or 4.3 shall be made at the same times as such payments are made to senior executives of the Company.

     5.  Disability.  If during the term of employment and prior to any
         ----------
termination of this Agreement under Section 4.2 or 4.3, the Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay the Executive his full compensation and continue to credit to the Account, when otherwise due, as provided in Section 3 and Annex A, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equalled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If the Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay the Executive a pro rata bonus for the portion of the calendar year in which the Disability Date occurs that shall precede such date and shall pay the Executive disability benefits for the longer of (i) the period from the Disability Date through the Term Date or (ii) one year following the Disability Date (in the case of either (i) or (ii), the "Disability Period"), in an annual amount equal to 75% of (a) the Base Salary (and this reduced amount shall also be deemed to be the Base Salary for purposes of determining the amounts to be credited to his Account pursuant to Section 3.3 and Annex A as further disability benefits), and (b) the Average Annual Bonus (all or a portion of which may be deferred by the Executive pursuant to Section 3.4), with the bonus for any partial calendar year pro rated according to the number of whole or partial months the Executive was employed by the Company in such calendar year. If during the Disability Period the Executive shall fully recover from his disability, the Company shall have the right (exercisable within 60 days after notice from the Executive of such recovery), but not the obligation, to restore the Executive to full-time service at full compensation. The Disability Period shall continue during such 60-day period. If the Company elects to restore the Executive to full-time service, then this Agreement shall continue in full force and effect in all respects, including without limitation, the provisions of
Section 3 which shall apply in lieu of the

Disability provisions of this Section 5, and the Term Date shall not be extended by virtue of the occurrence of the Disability Period. If the Company does not elect to restore the Executive to full-time service, the Executive may terminate this Agreement by written notice to the Company within 60 days after the termination of the sixty-day period provided for above, in which case neither party shall have any further obligations hereunder after the date of such termination. If the Company elects not to restore the Executive to full-time service and the Executive does not elect to terminate this Agreement, the Executive shall be entitled to obtain other employment, subject, however, to the following: (i) the Executive shall be obligated to perform advisory services during any balance of the Disability Period; and (ii) the provisions of Sections 9 and 10 shall continue to apply to the Executive during the Disability Period. The advisory services referred to in clause (i) of the immediately preceding sentence shall consist of rendering advice concerning the business, affairs and management of the Company as requested by the Board of Directors or the Chief Executive Officer of the Company but the Executive shall not be required to devote more than five days (up to eight hours per day) each month to such services, which shall be performed at a time and place mutually convenient to both parties. Any income from such other employment shall not be applied to reduce the Company's obligations under this Agreement. The Company shall be entitled to deduct from all payments to be made to the Executive during the Disability Period pursuant to this Section 5 an amount equal to all disability payments received by the Executive during the Disability Period from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to the Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 5 with respect to periods after the

Disability Date are intended to be disability payments, regardless of the manner in which they are computed. Except as otherwise provided in this Section 5, the term of employment shall continue during the Disability Period and the Executive shall be entitled to all of the rights and benefits provided for in this Agreement except that, Sections 4.2 and 4.3 shall not apply during the Disability Period (unless the Company terminates this Agreement in breach hereof in which case Section 4.2 shall apply) and unless the Company has restored the Executive to full-time service at full compensation prior to the end of the Disability Period, the term of employment shall end and the Executive shall cease to be an employee of the Company at the end of the Disability Period and shall not be entitled to notice and severance or to receive or be paid for any accrued vacation time or unused sabbatical.


     6.  Death.  Upon the death of the Executive during the term of employment,
         -----
this Agreement and all obligations of the Company to make any payments under Sections 3, 4 and 5 shall terminate except that (i) the Executive's estate (or a designated beneficiary) shall be entitled to receive, to the extent being received by the Executive immediately prior to his death, Base Salary and deferred compensation to the last day of the month in which his death occurs and bonus compensation (at the time bonuses are normally paid) equal to the Average Annual Bonus, but prorated according to the number of whole or partial months the Executive was employed by the Company in such calendar year, and (ii) the Account shall be liquidated and revalued as provided in Annex A as of the date of the Executive's death (except that all taxes shall be computed and charged to the Account as of such date of death to the extent not theretofore so computed and charged) and the entire balance thereof (plus any amount due under the last paragraph of Section A.6 of Annex A) shall be paid to the Executive's estate (or a designated beneficiary) in a single payment not later than 75 days following such date of death.


     7.  Life Insurance.  Subject to the Executive's satisfactory completion of
         --------------
any applications and other documentation and any physical examination that may be required by the insurer and to the availability of insurance, the Company shall obtain $4,000,000 face amount of split ownership life insurance on the life of the Executive. The Company shall pay all premiums on such policy and shall maintain such policy (without reduction of the face amount of the coverage) for the life of the Executive notwithstanding any termination or expiration of the term of employment or this Agreement (other than a termination pursuant to Section 4.1). The Executive shall be entitled to designate the beneficiary or beneficiaries of such policy, which may include a trust. At the death of the Executive, the Executive's estate (or the owner of the policy if such owner is a trust as contemplated below) shall promptly pay to the Company an amount equal to the premiums on such policy paid by the Company (net of (i) tax benefits, if any, to the Company in respect of payments of such premiums, (ii) any amounts payable by the Company which had been paid by or on behalf of the Executive with respect to such insurance, (iii) dividends received by the Company in respect of such premiums, but only to the extent such dividends are not used to purchase additional insurance on the life of the Executive, and (iv) any unpaid borrowings by the Company on the policy), whether before, during or after the term of this Agreement but in no event shall such payment to the Company exceed the amount of the death benefit paid under the policy. Except as hereinafter provided, the Company shall own the policy and shall provide by endorsement or collateral assignment as it may deem appropriate for the payment of benefits on the death of the Executive. In the event that the Executive advises the Company in writing within 30 days of the date of this Agreement that the Executive desires to have such policy owned by the trustees of a trust for the benefit of the Executive's spouse and/or descendants, the Company shall permit such ownership provided the trustees of the trust enter into a split dollar insurance agreement and collateral assignment in favor of the Company which in the Company's reasonable judgment satisfactorily protects the Company's investment in such policy. The life insurance provided for in this Section 7 shall be in addition to any other insurance hereafter provided by the Company on the life of the Executive under any group or individual policy.

     8.  Other Benefits.
         --------------

     8.1  General Availability.  To the extent that (a) the Executive is
          --------------------
eligible under the general provisions thereof and (b) the Company maintains such plan or program for the benefit of senior executives of the Company during the term of employment and so long as the Executive is an employee of the Company, the Executive shall be eligible to participate in any pension, profit-sharing, stock option or similar plan or program and in any group insurance, hospitalization, medical, dental, accident, disability or similar plan, program or practice of the Company now existing or established hereafter. In addition, the Executive shall be entitled during the term of employment and so long as the Executive is an employee of the Company, to receive other benefits generally available to all senior executives of the Company to the extent the Executive is eligible under the general provisions thereof, including, without limitation, to the extent maintained in effect by the Company for its senior executives, payment for financial services.

     In addition to any retirement benefits to which the Executive is entitled under the Time Warner Employees' Pension Plan, any supplemental retirement or excess benefit plan maintained by the Company or any of its affiliates or any successor plans thereto (hereinafter collectively referred to as the "Pension Plan"), the Company will, following the Executive's termination of employment for any reason, except by the Company for cause pursuant to Section 4.1 and except for a termination by the Executive in breach of this Agreement, pay or cause to be paid to the Executive or his beneficiary as the case may be, in accordance with the following provisions, an amount which is equivalent to the excess of (the "Excess Amount") (i) the amount such Executive or beneficiary would be entitled to receive under the Pension Plan assuming the Executive had five additional years of service (as such term is defined in the Pension Plan) taking into account all the provisions of the Pension Plan as are from time to time in effect and applicable to the Executive or his beneficiary over (ii) the amount such Executive or beneficiary would be entitled to receive under the Pension Plan based on actual years of service taking into account all the provisions of the Pension Plan as are from time to time in effect and applicable to the Executive or his beneficiary.

     If the Executive or his beneficiary is entitled to an Excess Amount as described in the preceding paragraph, the Company shall pay the Excess Amount to the Executive or his beneficiary as follows. If the Executive is otherwise entitled to benefits under the Pension Plan, then the Excess Amount shall be paid at the same times and in the same manner as shall be elected by the Executive or his beneficiary for payment of amounts under the Pension Plan. If the Executive is not otherwise entitled to benefits under the Pension Plan, then the Excess Amount shall be paid at the time(s) and in one of the forms of payment permitted under the Pension Plan as elected by the Executive or his beneficiary. If the Executive or his beneficiary dies before any payments described above have been made, the payments shall be made to the beneficiary thereof at the same time and in the same manner as they would have been paid if the payments were to be made under the Pension Plan.

     8.2  Benefits After a Termination or Disability.  During the period the
          ------------------------------------------
Executive remains on the payroll of the Company after a termination pursuant to
Section 4.2 or 4.3 and during the Disability Period the Executive shall continue to be eligible to receive the benefits required to be provided to the Executive under Section 8.1 to the extent such benefits are maintained in effect by the Company for its senior executives; provided, however, the Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock or other stock based incentive plan; provided further, however, that if this Agreement is terminated pursuant to Section 4.2, the Executive shall be entitled to receive all of the stock options provided for in Annex D attached hereto. The Executive shall continue to be an employee of the Company for purposes of any stock option and restricted shares agreements and any other incentive plan awards during the term of employment and until such time as the Executive shall leave the payroll of the Company. At the time the Executive's term of employment terminates and he leaves the payroll of the Company pursuant to the provisions of Section 4.1, 4.2, 4.3, 5 or 6, the Executive's rights to benefits and payments under any benefit plans, programs or practices or any insurance or other death benefit plans or arrangements of the Company or under any stock option, restricted stock, stock appreciation right, bonus unit, management incentive or other plan of the Company shall be determined, subject to the other terms and provisions of this Agreement, in accordance with the terms and provisions of such plans, programs or practices and any agreements under which such stock options, restricted stock or other awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if the Executive leaves the payroll of the Company as a result of a termination pursuant to Section 4.2, then all stock options granted to the Executive by the Company shall become immediately exercisable at the time the Executive shall leave the Company's payroll pursuant to Section 4.2.

     8.3  Payments in Lieu of Other Benefits.  In the event the term of
          ----------------------------------
employment and the Executive's employment by the Company is terminated pursuant to Sections 4.1, 4.2, 4.3, 5 or 6 (and regardless of whether the Executive elects clause (A) or (B) as provided in Section 4.2 and 4.3), the Executive shall not be entitled to notice and severance or to be paid for any accrued vacation time or unused sabbatical, the payments provided for in such Sections being in lieu thereof.

     8.4  Stock Options.  Prior to or promptly after execution of this
          -------------
Agreement, the Company will recommend that the Compensation Committee of the Board of Directors (the "Committee") grant or undertake to grant the Executive options to purchase shares of the Company's Common Stock in accordance with Annex D attached hereto (the "Contract Options"). All Contract Options granted to the Executive shall be subject to substantially the same terms and conditions as options granted to other senior executives of the Company during 1994, except as otherwise provided in Annex D. The Executive shall be eligible to receive grants of stock options in addition to the Contract Options in the discretion of the Committee.


     9.  Protection of Confidential Information; Non-Compete.  The Executive
         ---------------------------------------------------
acknowledges that his employment by the

Company (which, for purposes of all of Section 9 shall mean Time Warner Inc. and its affiliates) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the business of the Company is international in scope, that its products are marketed throughout the world, that the Company competes in nearly all of its business activities with other Entities that are or could be located in nearly any part of the world and that the nature of the Executive's services, position and expertise are such that he is capable of competing with the Company from nearly any location in the world. In recognition of the foregoing, the Executive covenants and agrees as set forth below in this Section 9.

     9.1  Confidentiality Covenant.  The Executive covenants and agrees that (i)
          ------------------------
through the date he ceases to be an employee of the Company and leaves the payroll of the Company for any reason, and (ii) for twelve months after the effective date of termination of the Executive's employment and of the other provisions of this Agreement pursuant to Section 4.1, 4.2 or 4.3, and (iii) with respect to Sections 9.1.1. and 9.1.2, for an additional 36 months after the later of the dates described in clauses (i) and (ii) above:

     9.1.1 The Executive shall keep secret all confidential matters of the Company and shall not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except during the term of employment, in connection with his duties hereunder, or except with the Company's written consent, provided that (i) the Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of the Executive's breach of his obligations hereunder, and (ii) the Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process.

     9.1.2 The Executive shall deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, other than publicly available documents or documents relating to the terms and conditions of the Executive's employment, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; provided that if the Executive is to continue as a director, consultant or advisor to the Company after such termination, the Executive may retain such documents as are necessary or appropriate to the performance of his duties unless and until the Company requests that such documents be delivered to it; and

     9.1.3 If the term of employment is terminated pursuant to Section 4.1, 4.2 or 4.3, the Executive shall not employ, and shall not cause any Entity of which he is an affiliate to employ, without the prior written consent of Time Warner Inc., any person who was a full-time executive employee of the Company at the date of such termination or within six months prior thereto.

     9.2  Non-Compete.  The Executive covenants and agrees that (i) through the
          -----------
date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, and (ii) with respect to an Entity that is engaged in competition with the Company and that had, or the parent Entity or predecessor Entity of which had, consolidated gross revenues from all sources, including non-competitive businesses, of $2 billion or more for the fiscal year preceding the Executive's commencement of service for such Entity, through the date that is twelve months after the effective date of any notice of termination of the Executive's employment with the Company pursuant to Section 4.1, 4.2 or 4.3, the Executive shall not, directly or indirectly, without the prior written consent of the Chief Executive Officer of Time Warner Inc., render any services to any person or Entity or acquire any interest of any type in any Entity, that shall be deemed in competition with the Company; provided, however, that the foregoing shall not be deemed to prohibit the Executive from (a) acquiring, solely as an investment and through market purchases, securities of any Entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 and which are publicly traded, so long as he is not part of any control group of such Entity and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that Entity or (b) acquiring, solely as an investment, any securities of an Entity (other than an Entity that has outstanding securities covered by the preceding clause (a)) so long as he remains a passive investor in such Entity and does not become part of any control group thereof. For purposes of the foregoing, a person or Entity shall be deemed to be in competition with the Company if such person or it engages in any line of business that is substantially the same as either (i) any line of operating business which the Company engages in, conducts or, to the knowledge of the Executive, has definitive plans to engage in or conduct, or (ii) any operating business that then is or has been engaged in or conducted by the Company and as to which, to the knowledge of the Executive, the Company covenants or has covenanted in writing, in connection with the disposition of such business, not to compete therewith.

     9.3  Specific Remedy.  In addition to such other rights and remedies as the
          ---------------
Company may have at equity or in law with respect to any breach of this Agreement, if the Executive commits a material breach of any of the provisions of Section 9.1 or 9.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     10.  Ownership of Work Product.  The Executive acknowledges that during the
          -------------------------
term of employment, he may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his employment by the Company. The Executive acknowledges that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company's, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company. The Executive shall (i) promptly disclose any such Work Product and business opportunities to the Company; (ii) assign to the Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of his inventorship or creation in any appropriate case. The Executive agrees that he will not assert any rights to any Work Product or business opportunity as having been made or acquired by him prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by the Company in writing prior to the date hereof. Notwithstanding the foregoing, the Executive may, provided that Section 9.2 is complied with, acquire an interest in any business opportunity presented to the Company hereunder if the Company declines to pursue such business opportunity and if such investment is approved by the Chief Executive Officer of the Company in writing.


     11.  Notices.  All notices, requests, consents and other communications
          -------
required or permitted to be given under this Agreement shall be effective only if given in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

               11.1  If to the Company:
                     Time Warner Inc.
                     75 Rockefeller Plaza
                     New York, New York  10019

                     Attention:  Chief Executive Officer

                     (with a copy, similarly addressed
                     but Attention:  General Counsel)

               11.2  If to the Executive, to his residence
                     address set forth on the records of the
                     Company.


          12.  General.
               -------

          12.1  Governing Law.  This Agreement shall be governed by and
                -------------
construed and enforced in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in New York.

          12.2  Captions.  The section headings contained herein are for
                --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12.3  Entire Agreement.  This Agreement, including Annexes A, B C, and
                ----------------
D sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

          12.4  No Other Representations.  No representation, promise or
                ------------------------
inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

          12.5  Assignability.  This Agreement and the Executive's rights and
                -------------
obligations hereunder may not be assigned by the Executive. The Company may assign its rights together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of the business and assets of the Company; and such rights and obligations shall inure to, and be binding upon, any successor to all or substantially all of the business and assets of the Company (as the case may be), whether by merger, purchase of stock or assets or otherwise. The Company shall cause such successor expressly to assume such obligations.

          12.6  Amendments; Waivers.  This Agreement may be amended, modified,
                -------------------
superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          12.7  Resolution of Disputes.  Any dispute or controversy arising with
                ----------------------
respect to this Agreement may be referred by either party to JAMS/ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of JAMS/ENDISPUTE. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS/ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the New York courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at the time any dispute or controversy arises with respect to this Agreement, JAMS/ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS/ENDISPUTE for the purposes of the foregoing provisions of this Section 12.7. If the Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of the Executive, all legal fees, court costs and other costs and expenses incurred by the Executive in any legal action seeking to enforce the award in any court.

          12.8  Beneficiaries.  Whenever this Agreement provides for any payment
                -------------
to the Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as the Executive may designate by written notice to the Company. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

          12.9  No Conflict.  The Executive represents and warrants to the
                -----------
Company that this Agreement is legal, valid and binding upon the Executive and the execution of this Agreement and the performance of the Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to the Executive that this Agreement is legal, valid and binding upon the Company and the execution of this Agreement and the performance of the Company's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which the Company is a party.

          12.10  Withholding Taxes.  Payments made to the Executive pursuant to
                 -----------------
this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

          12.11  No Offset.  Neither the Company nor the Executive shall have
                 ---------
any right to offset any amounts owed by one party hereunder against amounts owed or claimed to be owed to such party, whether pursuant to this Agreement or otherwise, and the Company and the Executive shall make all the payments provided for in this Agreement in a timely manner.

          12.12  Severability.  If any provision of this Agreement shall be held
                 ------------
invalid, the remainder of this Agreement shall not be affected thereby; provided, however, that the parties shall negotiate in good faith with respect to equitable modification of the provision or application thereof held to be invalid. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

               12.13  Definitions.  The following terms are defined in this
                      -----------
Agreement in the places indicated:

          Account - Section 3.3.1
          Account Retained Income - Section A.6 of Annex A affiliate - Section 4.2.3 applicable Federal rate - Section 4.2.2
          Applicable Tax Law - Section A.5 of Annex A
          Average Annual Bonus - Section 4.4
          Base Salary - Section 3.1
          cause - Section 4.1
          Code - Section 3.2
          Company - the first paragraph on page 1
                    and Section 9.1
          Contract Options - Section 8.4
          Determination Date - Section 4.4
          Disability Date - Section 5
          Disability Period - Section 5
          Effective Date - the first paragraph on page 1 eligible securities - Section A.1 of Annex A
          Entity - Section 2

          Excess Amount - Section 8.1
          Executive - the first paragraph on page 1 fair market value - Section A.1 of Annex A
          Investment Advisor - Section A.1 of Annex A
          Other Period Deferred Amount - Section A.6 of Annex A
          Pension Plan - Section 8.1
          Pay-Out Period - Section A.6 of Annex A
          Retirement Date - Section 4.7
          senior executives - Section 3.1
          Term Date - the second paragraph on page 1
          term of employment - Section 1
          Valuation Date - Section A.6 of Annex A
          Work Product - Section 10

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              TIME WARNER INC.


                              By   /s/  Gerald M. Levin
                                 ------------------------
                                    Gerald M. Levin
                                    Chairman and Chief
                                         Executive Officer



                                      /s/  Richard D. Parsons
                                    -------------------------
                                    Richard D. Parsons

                                                                         ANNEX A
                                                                         -------

                         DEFERRED COMPENSATION ACCOUNT


          A.1  Investments.  Funds credited to the Account, at the Company's
               -----------
option, shall either be actually invested and reinvested, or deemed invested and reinvested, in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the "Investment Advisor"), substantially all of which securities shall be "eligible securities". The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of the Executive, which approval shall not be withheld unreasonably. "Eligible securities" are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and
                                             -----------------------
certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or any corporation or other entity of which the Company owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be either actually purchased and sold, or deemed to have been purchased or sold, for the Account on the date of reference. Such purchases may be made or deemed to be made on margin; provided that the Company may, from time to time, by written notice to the Executive and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to the Executive and the Investment Advisor, cause all eligible securities theretofore purchased or deemed purchased on margin to be sold or deemed sold. The Investment Advisor shall notify the Executive in writing of each transaction within five business days thereafter and shall render to the Executive written monthly reports as to the current status of his Account. In the case of any purchase, the Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased or deemed to have been purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased or deemed to have been purchased. In the case of any sale, the Account shall be charged with the quantity and kind of securities sold or deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold or deemed to have been sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein "fair market value" means either (i) if the security is actually purchased or sold by the Company on the date of reference, the actual purchase or sale price per security to the Company or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Company as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Account, including determining the fair market value of such security. The Account shall be charged currently with all interest paid or deemed payable by the Account with respect to any credit extended or deemed extended to the Account. Such interest shall be charged to the Account, for margin purchases actually made, at the rates and times actually paid by the Account and, for margin purchases deemed to have been made, at the rates and times then charged by an investment banking firm designated by the Company with which the Company does significant business. The Company may, in the Company's sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company does significant business. Brokerage fees shall be charged to the Account, for transactions actually made, at the rates and times actually paid and, for transactions deemed to have been made, at the rates and times then charged for transactions of like size and kind by an investment banking firm designated by the Company with which the Company does significant business.

          A.2  Dividends and Interest.  The Account shall be credited with
               ----------------------
dollar amounts equal to cash dividends paid from time to time upon the stocks held or deemed to be held therein. Dividends shall be credited as of the payment date. The Account shall similarly be credited with interest payable on interest bearing securities held or deemed to be held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Account pursuant to this Section A.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section A.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Account.

          A.3  Adjustments.  The Account shall be equitably adjusted to reflect
               -----------
stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held or deemed to be held therein.

          A.4  Obligation of the Company.  The Company shall not be required to
               -------------------------
purchase, hold or dispose of any of the securities designated by the Investment Advisor; however, whether or not it elects to purchase or sell any such securities, such transactions shall be deemed to have been made and the Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, deemed payable by the Company and attributable to such transactions (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section A.5), but no other costs of the Company. The only obligation of the Company is its contractual obligation to make payments to the Executive measured as set forth below. To the extent that the Company, in its discretion, purchases or holds any of the securities designated by the Investment Advisor, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form part of the Account. Neither the Executive nor his legal representative nor any beneficiary designated by him shall have any right, other than the right of an unsecured general creditor, against the Company in respect of any portion of the Account.

          A.5  Taxes.  The Account shall be charged with all federal, state and
               -----
local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received or deemed to have been received by the Account pursuant to Section A.2 and gains recognized upon sales of any of the securities which are deemed to have been sold pursuant to Section A.1 or A.6. The Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made or deemed to be made pursuant to Section A.1 or A.2 and as a result of any payment of brokerage fees and investment advisory fees made or deemed to be made pursuant to Section
A.1. If any of the sales of the securities which are deemed to have been sold pursuant to Section A.1 or A.6 results in a loss to the Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as "Applicable Tax Law"); provided, however, that for the purposes of this

Section A.5 the Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Account. For the purposes of this Section A.5, all charges and credits to the Account for taxes shall be deemed to be made as of the end of the Company's taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Account for such year) shall be credited to the Account on the last day of such year. If and to the extent that any such net loss of the Account shall be utilized to determine a credit to the Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section A.5. For purposes of determining taxes payable by the Company under any provision of this Annex A it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

          A.6  Payments.  Subject to the provisions of Section A.7, payments of
               --------
deferred compensation shall be made as provided in this Section A.6. Deferred compensation shall be paid monthly for a period of 60 months (the "Pay-Out Period") commencing on the first day of the month after the later of (i) the Term Date and (ii) the date the Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, provided, however, that if the Executive was named in the compensation table in the Company's then most recent proxy statement, such payments shall commence on January 1st of the year following the year in which the latest of such events occurs. On each payment date, the Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held or deemed to be held in the Account shall be not less than the payment then due and the Company may select the securities to be sold or deemed sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section A.5 above, and deducted from the Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of monthly payments during the Pay-Out Period, the Account shall be valued on the fifth trading day preceding the first monthly payment of each year of the Pay-Out Period, or more frequently at the Company's election (the "Valuation Date"), by adjusting all of the securities held or deemed to be held in the Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company) and by deducting from the Account the amount of all outstanding indebtedness and all amounts with respect to which the Executive has elected pursuant to clause
(ii) of Section A.7 to receive payments at times different from the time provided in this Section A.6 (the "Other Period Deferred Amount"). The extent, if any, by which the Account, valued as provided in the immediately preceding sentence (but not reduced by the Other Period Deferred Amount to the extent not theretofore distributed), exceeds the aggregate amount of credits to the Account pursuant to Sections 3.3 and 3.4 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section A.6 is herein called "Account Retained Income". The amount of each payment for the year, or such shorter period as may be determined by the Company, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Account (excluding the Other Period Deferred Amount), after all the securities held or deemed to have been held therein have been sold or deemed to have been sold and all indebtedness liquidated, shall be paid to the Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held or deemed to have been held in the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

          If this Agreement is terminated by the Company pursuant to Section 4.1 or if the Executive terminates this Agreement or the term of employment in breach of this Agreement, the Company shall calculate the portion of the Account attributable to credits made to the Account pursuant to Section 3.3 of the Agreement during the last sixty months that the Company made credits to the Account and the earnings thereon, if any, or if the Executive has elected pursuant to Section A.7 hereof not to defer some or all of the amounts provided in Section 3.3.1 during the sixty month period referred to in this sentence, then the amounts that would have been deferred during such period but for such election will be added to the amounts calculated pursuant to this sentence. The remaining portion of the Account, after excluding the amount calculated pursuant to the preceding sentence, shall be valued as of the date the Executive's employment terminates and, after the securities held or deemed to have been held therein have been sold or deemed to have been sold and all related indebtedness liquidated, shall be paid to the Executive as soon as practicable and in any event within 75 days following such date of termination in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held or deemed to have been held in that portion of the Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. The portion of the Account calculated pursuant to the first sentence of this paragraph shall remain in the Account and continue to be invested in accordance with this Annex A and be paid to the

Executive in one lump sum within 75 days after the expiration of twelve months from the date of such termination in accordance with the provisions of the preceding sentence; provided, however, if the Executive breaches the provisions of Section 9.2 of the Agreement at any time prior to the date of such payment, whether during or after the termination of his employment with the Company, then the Company shall be entitled to retain the portion of the Account determined in accordance with the first sentence of this paragraph and no payments of such portion of the Account shall be made to the Executive. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

          If the Executive becomes disabled within the meaning of Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid monthly during the Pay-Out Period commencing on the first day of the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section A.6.

          If the Executive shall die at any time whether during or after the term of employment, the Account shall be valued as of the date of the Executive's death and the balance of the Account shall be paid to the Executive's estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

          At the time each payment is made from the Account, the Company shall compute and shall credit to the Account the amount of the tax benefit assumed to be received by it from the payment to the Executive of amounts of Account Retained Income included in any such payment. No additional credits shall be made to the Account pursuant to the preceding sentence in respect of the amounts credited to the Account pursuant to the preceding sentence. Notwithstanding any provision of this Section A.6, the Executive shall not be entitled to receive pursuant to this Annex A an aggregate amount that shall exceed the sum of (i) all credits made to the Account pursuant to Sections 3.3 and 3.4 of the Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Account pursuant to this Annex A (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section A.6 shall be determined in accordance with Section A.5 above.

          A.7  Other Payment Methods.  Notwithstanding the foregoing provisions
               ---------------------
of this Annex A, the Executive may, prior to the commencement of any calendar year elect by written notice to the Company to cause (i) all or any portion of the amounts otherwise to be credited to the Account in such year under Section
3.3 of the Agreement not to be so credited but to be paid to the Executive on the date(s) such credits otherwise would have been made thereunder and/or (ii) all or any portion of the amounts to be credited to the Account under Section
3.3 of the Agreement in such year (after giving effect to clause (i) above) to be payable from the Account at times different from those provided in Section
A.6 above but not earlier than the dates on which such amounts were to be credited to the Account.

                                                                         ANNEX B

                                    RELEASE
                                    -------


          Pursuant to the terms of the Employment Agreement made as of _____________, between TIME WARNER INC., a Delaware corporation (the "Company"), 75 Rockefeller Plaza, York, New York 10019 and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, [Name], being of lawful age, do hereby release and forever discharge the Company and its officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with the Company or any of its subsidiaries or the termination of such employment, which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that the execution of this Release shall not
              --------  -------
prevent the undersigned from bringing a lawsuit against the Company to enforce its obligations under the Agreement.

          I acknowledge that I have been given at least 21 days from the day I received a copy of this Release to sign it and that I have been advised to consult an attorney. I understand that I have the right to revoke my consent to this Release for seven days following my signing. This Release shall not become effective or enforceable until the expiration of the seven-day period following the date it is signed by me.

          I further state that I have read this document and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

          WITNESS my hand this ____ day of ___________ , ____.



                                    ___________________________
                                    [Name]

                                                                         ANNEX C

                                    RELEASE
                                    -------


          In connection with the Employment Agreement made as of ____________, between TIME WARNER INC., (the "Company"), and [TK] (the "Agreement"), the Company does hereby release and forever discharge [TK] and his estate, heirs, beneficiaries and representatives, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of his employment with the Company or any of its affiliates or the termination of such employment, which the Company may now or hereafter have under any federal, state or local law, regulation or order, through and including the date of this Release; provided, however, that the execution of this Release shall not prevent
         --------  -------
the Company from bringing a lawsuit against [TK] (x) to enforce his obligations under [Section 9] of the Agreement or (y) to seek damages or reimbursement for fraud or embezzlement committed by him during his employment with the Company.

          IN WITNESS WHEREOF the Company has caused this Release to be executed on its behalf by a duly authorized officer this __ day of ______, 199_.


                              TIME WARNER INC.



                              ___________________________

                                                                         ANNEX D
                                                                         -------


                                CONTRACT OPTIONS
                                ----------------


To be granted not later than February 28, 1995 or, if later, the Effective Date:
-------------------------------------------------------------------------------

          Not less than 300,000 shares of Common Stock, allocated as follows:

          No. of Shares                  Exercise Price
          -------------                  --------------

          300,000               fair market value*



To be granted not later than February 28, 1996:
----------------------------------------------

          Not less than 300,000 shares of Common Stock, allocated as follows:

          No. of Shares                  Exercise Price
          -------------                  --------------

          150,000             fair market value*
           75,000             125% of fair market value*
           75,000             150% of fair market value*


     All Contract Options shall have a term of 10 years from the date of grant and, upon becoming exercisable, shall remain exercisable by the Executive (or his estate or beneficiary) for the full 10 year term thereof, except in the event the Executive's employment with the Company pursuant to the Employment Agreement to which this Annex D is attached or any successor employment agreement between the Company and the Executive is terminated by the Company for "cause" or by the Executive in breach thereof, and in any such case, the Contract Options shall terminate and be null and void on the date of any such termination.



*    In each case, fair market value is determined at date of grant.